Exhibit 99.1

ANCESTRY.COM ANNOUNCES CLOSING OF SENIOR UNSECURED NOTES OFFERING

PROVO, Utah, September 17, 2013 — Ancestry.com LLC (the “Company”) today announced that its parent company, Ancestry.com Holdings LLC, a Delaware limited liability company (the “Parent”), has closed a private offering of $300 million aggregate principal amount of 9.625% / 10.375% senior notes due 2018 (the “Notes”). The offering of the Notes priced on September 11, 2013. The Notes were sold at an issue price of 99.000% and will pay interest semi-annually on April 15 and October 15 of each year, commencing on April 15, 2014. The Parent will be required to pay interest on the Notes entirely in cash unless certain conditions are satisfied, in which case the Parent may be entitled to pay some or all of the interest on the Notes by increasing the principal amount of the Notes or by issuing new Notes as pay-in-kind interest (“PIK Interest”). Cash interest will accrue at the annual rate of 9.625%, and PIK Interest will accrue at the annual rate of 10.375%. The Notes will be the senior, unsecured obligations of the Parent. The Parent intends to use the net proceeds from this offering to pay cash dividends on, and/or make other payments in respect of, the Parent’s or its subsidiaries’ equity interests.

The Notes were offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and to certain persons outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been and will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable state securities laws.

Neither this press release nor the information contained herein constitutes an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Any offer of the Notes will be made only by means of an offering memorandum.

About Ancestry.com

Ancestry.com is the world’s largest online family history resource with approximately 2.7 million paying subscribers across all its websites. More than 11 billion records have been added to the Ancestry.com sites and users have created more than 50 million family trees containing more than 5 billion profiles. In addition to its flagship site www.ancestry.com, the company operates several Ancestry international websites along with a suite of online family history brands including Archives.com, Fold3.com and Newspapers.com, all designed to empower people to discover, preserve and share their family history.

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events and involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These forward-looking statements are based on information available to the Company as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include our ability to acquire and digitize new content, to provide desired content and product features to new and current subscribers and to otherwise satisfy customer expectations regarding the content of the collection, now and in the future. Information concerning additional factors that could cause events or results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in Exhibit 99.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2013, and in discussions in other of our Securities and Exchange Commission filings. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements.

Contact:

Media:	Investors:
Heather Erickson	Mike Houston
(801) 705-7104	(801) 705-7942
herickson@ancestry.com	mhouston@ancestry.com